Exhibit 10.2 CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. 1638361943.2 GUARANTY GUARANTY, dated as of September 28, 2026 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC., a Maryland corporation (“Guarantor”), for the benefit of THE BANK OF NOVA SCOTIA, HOUSTON BRANCH (including any successor thereto and any permitted assigns, “Buyer”). W I T N E S S E T H : WHEREAS, Buyer and REFT Stanton Street LLC, a Delaware limited liability company (“Seller”), are parties to that certain Master Repurchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller; WHEREAS, Guarantor will derive benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents; and WHEREAS, it is a condition precedent to the Repurchase Agreement and the consummation of the Transactions thereunder that Guarantor execute and deliver this Guaranty for the benefit of Buyer. NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows: ARTICLE I. DEFINED TERMS (a) Each of the definitions set forth on Exhibit A hereto is, solely for the purposes of Article V(l) hereof, hereby incorporated herein by reference. Unless otherwise defined herein, capitalized terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement. (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

1638361943.2 2 ARTICLE II. NATURE AND SCOPE OF GUARANTY (a) Guaranty of Obligations. Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows: (i) Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) subject to clause (iii) below, all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Transaction Documents (this clause (a), the “Limited Recourse Obligations”); (b) all reasonable out of pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and expenses) (collectively, “Costs”) that are incurred by Buyer in the enforcement of any obligation of Guarantor under this Guaranty; and (c) all actual losses, damages and Costs that are incurred by Buyer as a direct or indirect consequence of any of the following events: (1) any fraud, intentional misrepresentation, gross negligence, illegal acts or willful misconduct by any Seller or Guarantor (collectively, “Obligor(s)”) or any of their respective Affiliates, in connection with the Repurchase Agreement, the Transaction Documents, any Purchased Asset or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement; (2) any Obligor’s or any of its Affiliates’ intentional misapplication, misappropriation or conversion of any Income or other amounts received from any Purchased Asset; (3) any Obligor or any Affiliate thereof, seeks judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding against Buyer, a defense against the existence of any Event of Default or any remedies pursued by Buyer due to such Event of Default which is frivolous, brought in bad faith, without merit (in the case of a defense) or unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief); (4) any Obligor or any of its Affiliates voluntarily grants or creates, or consents in writing to the grant or creation of, any Lien, encumbrance or security interest in or on any Purchased Asset or any Collateral, the Pledged Collateral (as defined in the Equity Pledge Agreement) or the Affiliated Pledged Collateral (as defined in the Affiliated Pledge Agreement) in violation of the Transaction Documents; (5) any material breach of any representations and warranties or covenants contained in any Transaction Document by any Obligor including but not limited to any representations and warranties relating to (A) environmental laws, (B) any indemnity for costs incurred in connection with the violation of any environmental law, (C) the correction of any environmental condition, or (D) the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any

1638361943.2 3 environmental law, in each case to the extent affecting Seller’s or any of its Affiliates’ properties or any of the Purchased Assets; (6) any Obligor, or any Affiliate thereof attempts at any time, in any court proceeding or otherwise, to (A) recharacterize any of the Transactions or any of the Transaction Documents as a loan, as a debt or any financing arrangement between or among any Obligor and Buyer, rather than a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, or (B) assert in writing or in a court proceeding that any of the Transactions is not a “master netting agreement” as such term is defined in Section 101 of Title 11 of the United States Code, as amended, or a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended; (7) any Obligor or any of its Affiliates seeks to contest, challenge, deny or repudiate (other than with respect to any defense made in good faith): (a) the validity of any provision of the Transaction Documents, (b) any right or remedy of Buyer under any of the Transaction Documents, (c) any obligation, covenant, agreement or duty of Obligor or any of its Affiliates under any of the Transaction Documents or (d) any Lien, security interest or control granted under or in connection with the Transaction Documents, Collateral or any Purchased Asset; (8) any material breach by any Obligor or any Affiliate thereof of the separateness covenants contained in the Repurchase Agreement (other than as described in Article II(a)(ii)(2)); or (9) any Change of Control which Buyer does not consent to in writing. (ii) Notwithstanding anything to the contrary herein, the limitation on recourse liability as set forth under Article II(a)(iii) hereof with respect to the Limited Recourse Obligations shall be of no further force and effect, and Guarantor irrevocably and unconditionally guarantees and promises to pay to Buyer and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Repurchase Price of all Purchased Assets immediately upon the occurrence of: (1) with respect to any Obligor: (A) the commencement by such Obligor as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law, or such Obligor seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Obligor or all or substantially all of the property of and assets of such Obligor (unless consented to by Buyer); (B) the commencement of any such case or proceeding against such Obligor, seeking such an appointment or election, that arose from any collusive action or assistance of any such Obligor or its Affiliates or their agents (or, as to which, any such Obligor files a petition seeking to join as a party); or (C) the making by such Obligor of a general assignment for the benefit of creditors (other than Buyer); (2) any material breach of the separateness covenants contained in Article 13 of Repurchase Agreement resulting in a substantive consolidation of the assets and/or

1638361943.2 4 liabilities of Seller with the assets and/or liabilities of any other Person in connection with any federal or state bankruptcy or insolvency proceeding. (iii) Notwithstanding anything herein to the contrary, but subject to clause (ii) of this Article II(a), the maximum aggregate liability of Guarantor hereunder and under the Transaction Documents shall in no event exceed an amount equal to twenty-five percent (25%) of the then-aggregate Repurchase Price of all such Purchased Assets. (b) Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor until such time as the Guaranteed Obligations are paid or otherwise discharged and satisfied in full (except, for the avoidance of doubt, those obligations that survive in accordance with the terms set forth herein). This Guaranty may be enforced by Buyer and any successor, endorsee, transferee or assignee (each, an “Assignee”) of Buyer’s rights and obligations under the Repurchase Agreement in proportion to the percentage interest therein owned by such Assignee, and shall not be discharged by the assignment or negotiation of all or part thereof. (c) Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non- payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, other than any notice to Seller expressly required by the Repurchase Agreement or any other Transaction Document. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Seller, or any other party, against Buyer or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise. (d) No Duty to Pursue Others. It shall not be necessary for Buyer (and Guarantor hereby waives any rights which Guarantor may have to require Buyer), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Buyer’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Buyer shall not be entitled to actually receive payment of the same amounts from both Seller and Guarantor. Buyer shall not be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations. (e) Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Buyer to Seller or any purchases of the Purchased Assets made by Buyer from Seller, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Repurchase Agreement or of any other Transaction Documents, (iv) the execution and delivery by Seller and Buyer of any other agreement or of Seller’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Repurchase Obligations, (v) the occurrence of any breach by Seller or an Event of Default under the Transaction Documents, (vi) Buyer’s transfer or disposition of the Transaction

1638361943.2 5 Documents, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Seller, (ix) any other action at any time taken or omitted by Buyer and (x) all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations. (f) Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Buyer, pay Buyer all costs and expenses (including, without limitation, court costs and the reasonable fees and expenses of counsel) actually incurred by Buyer in the enforcement hereof or the preservation of Buyer’s rights hereunder; provided, that, Buyer shall provide Guarantor with reasonable documentation of such costs and expenses upon request. The covenant contained in this Article II(f) shall survive the payment and performance of the Guaranteed Obligations. (g) Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Buyer must rescind or restore any payment, or any part thereof, received by Buyer in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Buyer shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance. (h) Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Buyer), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Seller or any other party liable to Seller or Buyer for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Repurchase Obligations and termination of the Repurchase Agreement. Guarantor hereby subordinates all of its subrogation rights against Seller arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Buyer for a period of ninety-one (91) days following the final payment of the last of all of the Repurchase Obligations and termination of the Repurchase Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Buyer may determine. (i) Taxes. In addition to and notwithstanding anything herein to the contrary, Guarantor, to the extent not paid by Seller, shall pay additional amounts to, and indemnify Buyer with respect to, Covered Taxes (including additional amounts with respect thereto) and Other

1638361943.2 6 Taxes, and the full amount of any Covered Taxes imposed on amounts payable under this Guaranty to the same extent as the Seller would have paid such additional amounts and indemnified Buyer with respect to such Taxes under Article 6(c) of the Repurchase Agreement as if Guarantor were the Seller under the Repurchase Agreement, provided, however, that in no event shall amounts payable pursuant to this Article II(i) be in duplication of Costs payable pursuant to Article II(a)(i) of this Guaranty. Each provision of Article 6(c) of the Repurchase Agreement is incorporated by reference herein as applicable. (j) Seller. The term “Seller” as used herein shall include any new or successor corporation, limited liability company, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Seller or any interest in Seller. ARTICLE III. EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following: (a) Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Repurchase Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Seller and Buyer, or any other parties, pertaining to the Repurchase Obligations. (b) Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Buyer to Seller. (c) Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Seller, Guarantor or any other party at any time liable for the payment of all or part of the Repurchase Obligations or the Guaranteed Obligations or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners or members of Seller or Guarantor; or any reorganization of Seller or Guarantor. (d) Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Repurchase Agreement or Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Repurchase Agreement or the other Transaction Documents or otherwise creating the Repurchase Obligations and Guaranteed Obligations acted in excess of their authority, (iii) the Seller has valid

1638361943.2 7 defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Repurchase Obligations or Guaranteed Obligations, or given to secure the repayment of the Repurchase Obligations or Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Repurchase Agreement, or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason. (e) Release of Obligors. Any full or partial release of the liability of Seller on the Repurchase Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Repurchase Obligations or Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Buyer and Guarantor, that other parties will be liable to pay or perform the Repurchase Obligations or Guaranteed Obligations, or that Buyer will look to other parties to pay or perform the obligations of Seller under the Repurchase Obligations or Guaranteed Obligations. (f) Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Repurchase Obligations or Guaranteed Obligations. (g) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Buyer of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Repurchase Obligations or Guaranteed Obligations. (h) Care and Diligence. Except to the extent the same shall result from the bad faith, gross negligence, willful misconduct, illegal acts or fraud of Buyer or its Affiliates, the failure of Buyer or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Buyer (i) to take or prosecute any action for the collection of any of the Repurchase Obligations or Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Repurchase Obligations or Guaranteed Obligations. (i) Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Repurchase Obligations or Guaranteed Obligations, or any part thereof, shall not be properly

1638361943.2 8 perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Repurchase Obligations or Guaranteed Obligations. (j) Offset. The liabilities and obligations of Guarantor to Buyer or its Affiliates hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Repurchase Obligations or Guaranteed Obligations) of Seller against Buyer, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Repurchase Obligations or Guaranteed Obligations (or the transactions creating the Repurchase Obligations or Guaranteed Obligations). (k) Merger. The reorganization, merger or consolidation of Seller into or with any other corporation or entity. (l) Preference. Any payment by Seller to Buyer is held to constitute a preference under bankruptcy laws, or for any reason Buyer is required to refund such payment or pay such amount to Seller or someone else. (m) Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence, willful misconduct, illegal acts or fraud of Buyer, any other action taken or omitted to be taken with respect to the Transaction Documents, the Repurchase Obligations or Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations. ARTICLE IV. REPRESENTATIONS AND WARRANTIES To induce Buyer to enter into the Transaction Documents, Guarantor represents and warrants to Buyer as follows: (a) Benefit. Guarantor has received, or will receive, indirect benefit from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated therein. (b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Repurchase Obligations or Guaranteed Obligations; however, as between Buyer and Guarantor, Guarantor is

1638361943.2 9 not relying on such financial condition or the collateral as an inducement to enter into this Guaranty and agrees to keep adequately informed of any facts, events or circumstances that might, in any way, affect Guarantor’s risks hereunder. (c) No Representation by Buyer. Neither Buyer nor any other party on Buyer’s behalf has made any representation or warranty to Guarantor in order to induce Guarantor to execute this Guaranty. (d) Guarantor’s Financial Conditions. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due. (e) Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) is duly licensed, qualified, and in good standing in each jurisdiction where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to be so licensed or qualified would not be reasonably expected to have a Material Adverse Effect, (iii) has the power to own its properties and to transact the businesses in which it is now engaged. (f) Authority. Guarantor represents that (A) it is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and performance, and (B) each person signing this Guaranty on its behalf is duly authorized to do so on its behalf. (g) Due Execution. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration. (h) Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. (i) Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings which have been obtained and are in full force and effect. (j) Licenses and Permits. Guarantor possesses all rights, licenses, permits, and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, except where failure to be so licensed or authorized would not be reasonably expected to have a Material Adverse Effect. (k) ERISA. Guarantor is not, will not be (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, or a plan subject to Section 4975 of the Internal Revenue Code, (ii) an entity whose assets constitute “plan assets”

1638361943.2 10 subject to Title I of ERISA or Section 4975 of the Internal Revenue Code by reason of Section 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise, or (iii) a plan (or other entity) that is subject to any Similar Law. (l) Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of Guarantor, (B) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, to the extent that such breach would be reasonably likely to have a Material Adverse Effect, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, to the extent that such breach would be reasonably likely to have a Material Adverse Effect, or (D) any Requirement of Law applicable to Guarantor in any material respect. (m) Litigation/Proceedings. As of the date hereof, there is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (A) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby or (B) if adversely determined, would be reasonably likely to have a Material Adverse Effect. (n) No Outstanding Judgments. Except as otherwise disclosed in writing to Buyer, there are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America, in each case, for an amount in excess of the Litigation Threshold. (o) Compliance with Law. Guarantor is in compliance in all material respects with all Requirements of Law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority to the extent that any such default would be reasonably likely to have a Material Adverse Effect. (p) Investment Company Act. Guarantor is not required to register as an “investment company” under the Investment Company Act. (q) [**********] All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations and termination of the Repurchase Agreement. ARTICLE V. COVENANTS OF GUARANTOR Guarantor covenants and agrees with Buyer that, until payment in full of all Guaranteed Obligations (other than inchoate obligations) and termination of the Repurchase Agreement:

1638361943.2 11 (a) Guarantor Notices. (i) Default or Event of Default. Guarantor shall, as soon as possible but in no event later than three (3) Business Days after obtaining Knowledge of such event, notify Buyer of the occurrence of any Default or Event of Default. (ii) Other Defaults. Guarantor shall promptly, and in any event within three (3) Business Days after acquiring Knowledge thereof, notify Buyer of any default or event of default (or similar event) on the part of Guarantor under any Indebtedness or other material contractual obligations of Guarantor. (iii) Litigation and Judgments. Guarantor shall promptly (and in any event within three (3) Business Days after obtaining Knowledge thereof) notify Buyer of (1) to the extent such event of default could reasonably be expected to constitute an Event of Default hereunder, any event of default (beyond applicable notice and grace periods) on the part of Guarantor under any Indebtedness or other material contractual obligations; and (2) the commencement or threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting Guarantor or any of its Subsidiaries which (A) relates to a Purchased Asset, (B) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (C) makes a claim against Guarantor in an aggregate amount greater than the Litigation Threshold or (D) which, individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect. (iv) Corporate Change. Guarantor shall not change its jurisdiction of organization unless it shall have provided Buyer not more than ten (10) Business Days’ written notice after the taking of such change. (b) Reporting. Guarantor shall deliver (or cause to be delivered) to Buyer all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Article 12(b) of the Repurchase Agreement. (c) Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve (x) its legal existence and (y) all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business and for its performance under this Guaranty to the extent in the case of clause (y) that failure to do so would result in a Material Adverse Effect. (d) Compliance with Obligations. Guarantor shall at all times comply (i) with its organizational documents, (ii) in all material respects with any agreements by which it is bound or to which its assets are subject and (iii) in all material respects any Requirement of Law applicable to it. (e) Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which entries that are full, true and correct in all material respects shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.

1638361943.2 12 (f) Taxes and Other Charges. Guarantor shall timely file or cause to be filed all U.S. federal and other material income, franchise and other tax returns required to be filed by it and shall pay and discharge U.S. federal and other material taxes, levies, assessments and other charges imposed on it, on its income or profits, on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP. (g) Due Diligence. Guarantor shall permit Buyer to conduct continuing due diligence in accordance with Article 28 of the Repurchase Agreement. (h) No Change of Control. Guarantor shall not, without the prior consent of Buyer, permit or suffer a Change of Control to occur. (i) Notices. Guarantor shall give notice to Buyer promptly after having Knowledge of the occurrence of any Default or Event of Default. (j) Limitation on Distributions. After the occurrence and during the continuation of any Event of Default or the breach of any of the financial covenants set forth in Article V(l) below, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor (each, a “Distribution”), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor; provided that, Guarantor may distribute the minimum amount of cash required to be distributed so that Guarantor can maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and avoid the payment of any income or excise taxes imposed under Section 857(b)(1), 857 (b)(3) or 4981 of the Code. (k) Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case or join or collude with any Person in the filing of an involuntary case, in respect of Seller under the Bankruptcy Code. (l) Financial Covenants. Guarantor shall at all times satisfy the following financial covenants, as determined quarterly following the end of each fiscal quarter of Guarantor on a consolidated basis in accordance with GAAP, consistently applied: (i) Minimum Liquidity. Liquidity at any time shall not be less than the greater of: (a) Ten Million Dollars ($10,000,000) and (b) five percent (5%) of Guarantor’s Recourse Indebtedness; and (ii) Minimum Tangible Net Worth. Tangible Net Worth at any time shall not be less than an amount equal to the sum of (i) $100,000,000 and (ii) seventy-five percent (75%) of net cash proceeds from future capital closing minus any redemptions; and (iii) Maximum Leverage Ratio. Total Liabilities to Total Assets shall not exceed 4.00 to 1.00.

1638361943.2 13 (m) Non-Assignability. Guarantor may not assign any of its rights or obligations under this Guaranty or any other Transaction Document without the prior written consent of Buyer and any attempt by Guarantor to assign any of its rights or obligations under this Guaranty or the other Transaction Documents without the prior written consent of Buyer shall be null and void. (n) Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate of Guarantor without receiving adequate consideration therefor (excluding, for the avoidance of doubt, any guarantee or other indebtedness incurred or provided by Guarantor in connection with any financing or securitization of its Subsidiaries’ assets) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein without receiving adequate consideration therefor (for the avoidance of doubt, the foregoing only applies to Guarantor individually and Guarantor’s assets owned by itself, and not Guarantor’s Subsidiaries or any of their assets). (o) [**********] ARTICLE VI. SET-OFF In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Guarantor hereby grants to Buyer a right, following the occurrence and during the continuance of an Event of Default, to set-off, without notice to Guarantor, any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Guarantor to Buyer or any Affiliate of Buyer against (i) any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Buyer or its Affiliates to Guarantor, (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Guarantor and the proceeds therefrom, now or hereafter held or received for the account of Guarantor (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located). Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Guarantor, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Guarantor under the Transaction Documents or this Guaranty, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article VI shall be effective to create a charge or other security interest. This Article VI shall be without prejudice and in addition to any right of set-off,

1638361943.2 14 combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY GUARANTOR UNDER THIS GUARANTY, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR. ARTICLE VII. MISCELLANEOUS (a) Waiver. No failure to exercise, and no delay in exercising, on the part of Buyer, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Buyer hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Buyer and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof). (b) Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (iv) by telecopier (with answerback acknowledged), provided that such telecopied notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, or (v) by electronic mail, provided that such electronic mail notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above; in the case of notice to the Buyer to address specified in Exhibit I to the Repurchase Agreement and, in the case of notice to Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Buyer, as the case may be, in a written notice to the other in the manner provided for in this Article VII(b). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (4) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article VII or (5) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail was also delivered as required in this Article VII. A party receiving a notice that does not comply with the technical requirements for notice under this Article VII may elect to waive any deficiencies and treat the notice as having been properly given.

1638361943.2 15 Buyer: The Bank of Nova Scotia, Houston Branch 250 Vesey Street New York, New York 10281 Attention: Cal Vi Telephone: 212.225.5652 Email: [*****] with a copy to: Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: Dave Forti Telephone: 215 994 2647 Email: david.forti@dechert.com with a copy to: Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: Kenneth D. Hackman Telephone: 215 994 2638 Fax: (215) 655-2638 Email: kenneth.hackman@dechert.com Guarantor: Goldman Sachs Real Estate Finance Trust Inc. c/o Goldman Sachs Asset Management, L.P. 888 Seventh Avenue, 35th Floor New York, NY 10106 Attention: TRT Asset Management with a copy to: Goldman Sachs Real Estate Finance Trust Inc. c/o Goldman, Sachs & Co. LLC 200 West Street, 28th Floor New York, NY 10282-2198 Attention: Steve Pack and General Counsel Email: [****]; [****] with a copy to: Goldman, Sachs & Co. LLC 2001 Ross Avenue Dallas, Texas 75201 Attention: Steve Pack and Loan Asset Management Email: [****]; [****] with a copy to: Ropes & Gray, LLP 1211 Avenue of the Americas New York, New York 10036

1638361943.2 16 Attention: Daniel Stanco, Esq. Telephone: (212) 841-5758 Email: daniel.stanco@ropesgray.com (c) GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). (d) SUBMISSION TO JURISDICTION; WAIVERS. (i) Guarantor and Buyer irrevocably and unconditionally (A) submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transaction and (B) waive, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. (ii) To the extent that Guarantor or Buyer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor and Buyer hereby irrevocably waive and agree not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Repurchase Agreement or the Transaction. (iii) Guarantor and Buyer hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Guarantor and Buyer hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VII(d) shall affect the right of Buyer or Guarantor to serve legal process in any other manner permitted by law or affect the right of the other party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions, and nothing in this Article VII(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions. (iv) GUARANTOR AND BUYER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

1638361943.2 17 COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. (e) Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. (f) Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Buyer. (g) Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Buyer, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Buyer may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Repurchase Agreement. (h) Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty. (i) Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein. (j) Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Seller to Buyer, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Buyer hereunder shall be cumulative of any and all other rights that Buyer may ever have against Guarantor. The exercise by Buyer of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. (k) Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Buyer with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Buyer as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Buyer, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Buyer relating to the subject matter hereof.

1638361943.2 18 (l) Intent. Guarantor acknowledges and agrees with the provisions set forth in Article 23 of the Repurchase Agreement. Guarantor acknowledges and intends that this Guaranty constitutes a “security agreement or arrangement or other credit enhancement” that is “related to” the Repurchase Agreement and is, therefor, itself a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A)(xi) of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, in each case to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code. and (ii) that this Guaranty constitutes a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code. Guarantor agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Guaranty, the Repurchase Agreement, or any Repurchase Transaction as a “repurchase agreement,” a “securities contract,” or a “master netting agreement” within the meaning of the Bankruptcy Code. (m) This Guaranty may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed”, “signed”, “signature”, and words of like import as used above and elsewhere in this Guaranty or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.. [SIGNATURE ON NEXT PAGE]

[Signature Page to Guaranty] 1638361943.2 IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above. GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC., a Maryland corporation By: /s/ Steve Pack___________________ Name: Steve Pack Title: Authorized Signatory

A-1 1638361943.2 EXHIBIT A FINANCIAL COVENANT DEFINITIONS “Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer. “Cash Equivalents” means, with respect to Guarantor on any date, to the extent owned by Guarantor or its Consolidated Subsidiaries free and clear of all liens and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) overnight money market accounts or banker’s acceptances of any commercial bank, with short term unsecured credit ratings of at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P. “Consolidated Subsidiaries” means, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with the GAAP. “Customary Recourse Exceptions” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness such as fraud, misapplication of cash, voluntary bankruptcy, environmental claims, breach of representations and warranties, failure to pay taxes and insurance, as applicable, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of commercial real estate. “Investor” means, any limited partner, member or other investor that has contributed or has committed to contribute capital to the Guarantor pursuant to a subscription agreement, the Guarantor’s partnership agreement, limited liability company agreement or other constitutive or investment agreement. “Liquidity” means, with respect to Guarantor and its Consolidated Subsidiaries as of any date of determination, the sum of, without duplication, (i) unrestricted Cash of such Person, (ii) Cash Equivalents, as determined on a consolidated basis in accordance with GAAP, and (iii) Qualified Capital Commitments. “Moody’s” means Moody’s Investors Service, Inc., and its successors-in-interest. “Non-Recourse Indebtedness” means Indebtedness that is not Recourse Indebtedness. “Qualified Capital Commitments” means, as of any date of determination, the amount of any unpledged, unencumbered (subject to the last sentence of this definition), unfunded,

A-2 1638361943.2 irrevocable capital commitments of the institutional Investors of the Guarantor that are available to be called as of right by the Guarantor (or have been validly called on but have not yet been funded) without condition (other than customary notice requirements) but excluding any capital commitment of any Investor with respect to which any of the following events has occurred: (i) a failure of the applicable Investor to pay any portion of its capital commitment to the Guarantor when such payment is due; (ii) the Guarantor has determined in good faith that the related Investor may be unlikely to pay any portion of its capital commitments to the Guarantor when such payment is due; (iii) the applicable Investor becoming the subject of any bankruptcy or other insolvency proceeding or the appointment of a receiver in respect thereof; (iv) the repudiation by the applicable Investor of all or any portion of its capital commitments to the Guarantor; (v) the applicable Investor withdrawing, in whole or in part, as an Investor in the Guarantor in accordance with the applicable partnership, limited liability company or other constitutive agreement; or (vi) the release or termination of the applicable Investor’s capital commitment to the Guarantor by such Investor, the Guarantor, its general partner or its managing member. For purposes of this definition, any pledge or encumbrance of an Investor’s capital commitments pursuant to a subscription finance facility shall only be deemed pledged and encumbered in an amount up to the current unpaid principal balance of such subscription finance facility such that the net amount of Investor capital commitments over and above the current unpaid principal balance of such subscription finance facility shall be included as Qualified Capital Commitments for purposes of this Guarantee. “Recourse Indebtedness” means, with respect to any Person, for any period, without duplication, the aggregate Indebtedness in respect of which such Person is subject to recourse for payment, whether as a borrower, guarantor or otherwise; provided, that Indebtedness arising pursuant to Customary Recourse Exceptions shall not constitute Recourse Indebtedness until such time (if any) as demand has been made for the payment or performance of such Indebtedness or the conditions to triggering such recourse under the related agreement having occurred. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest. “Tangible Net Worth” means, with respect to Guarantor and its consolidated Subsidiaries and as of any date of determination, all amounts of the Guarantor and its consolidated Subsidiaries which would be included under capital (the result of total assets minus total liabilities) of the Guarantor and its consolidated Subsidiaries in accordance with GAAP, which Tangible Net Worth shall include Qualified Capital Commitments minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date. “Total Assets” means, with respect to Guarantor and any date of determination, Guarantor’s total assets as of such date, without duplication, as shown on such Person’s consolidated financial statements prepared in accordance with GAAP. “Total Liabilities” means, with respect to Guarantor and any date of determination, Guarantor’s total liabilities as of such date, without duplication, as shown on such Person’s consolidated financial statements prepared in accordance with GAAP (such liabilities to be determined including the outstanding principal amount of any debt secured by the Uncalled

A-3 1638361943.2 Capital Commitments of such Person). Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligations transaction or other similar securitization shall not be considered a liability for any Person. “Uncalled Capital Commitments” means the aggregate uncalled and recallable capital commitments of all members and/or investors admitted as a member, limited partner, or general partner in Guarantor, as applicable.